EXHIBIT (h)(4)(i)

April 28, 2006

Nick Horvath

DST Systems, Inc.

333 West 11th St., 5th Floor

Kansas City, Missouri 64105

Dear Mr. Horvath:

Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Disciplined Small Cap Value Portfolio and ING FMRSM Equity Income Portfolio, two newly established series of ING Investors Trust (the “Funds”), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended and Restated Exhibit A of the Agreement. This Amended and Restated Exhibit A supersedes the previous Amended and Restated Exhibit A dated January 19, 2006.

The Amended and Restated Exhibit A has also been updated to reflect name changes for ING JPMorgan Fleming International Portfolio to ING JPMorgan International Portfolio, ING American Century Small Cap Value Portfolio to ING American Century Small-Mid Cap Value Portfolio, ING Goldman Sachs® Core Equity Portfolio to ING Goldman Sachs® Structured Equity Portfolio, ING Salomon Brothers Aggressive Growth Portfolio to ING Legg Mason Partners Aggressive Growth Portfolio, ING Salomon Brothers All Cap Portfolio to ING Legg Mason All Cap Portfolio, and ING Salomon Brothers Large Cap Growth Portfolio to ING Legg Mason Large Cap Growth Portfolio.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds by signing below.

Very sincerely,

/s/ Todd Modic

Todd Modic

Senior Vice President

ING Investors Trust

ACCEPTED AND AGREED TO:

DST Systems, Inc.

By:	/s/ Nick Horvath
Name:	Nick Horvath
Title:	Director of Mutual Fund Operations, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480.477.3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480.477.2700
www.ingfunds.com

AMENDED AND RESTATED EXHIBIT A

with respect to the

AGENCY AGREEMENT

between

THE FUNDS

and

DST SYSTEMS, INC.

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Corporate Leaders Trust Fund	Trust	New York	13-6061925

ING Equity Trust	Business Trust	Massachusetts	N/A

ING Convertible Fund			33-0552461

ING Disciplined LargeCap Fund			06-1533751

ING Financial Services Fund			95-4020286

ING Fundamental Research Fund			20-3735519

ING LargeCap Growth Fund			33-0733557

ING LargeCap Value Fund			20-0437128

ING MidCap Opportunities Fund			06-1522344

ING MidCap Value Choice Fund			20-2024800

ING MidCap Value Fund			86-1048451

ING Opportunistic LargeCap Fund			20-3736397

ING Principal Protection Fund			86-1033467

ING Principal Protection Fund II			86-1039030

ING Principal Protection Fund III			86-1049217

ING Principal Protection Fund IV			82-0540557

ING Principal Protection Fund V			27-0019774

ING Principal Protection Fund VI			48-1284684

ING Principal Protection Fund VII			72-1553495

ING Principal Protection Fund VIII			47-0919259

ING Principal Protection Fund IX			20-0453800

ING Principal Protection Fund X			20-0584080

ING Principal Protection Fund XI			20-0639761

ING Principal Protection Fund XII			20-1420367

ING Principal Protection Fund XIII			20-1420401

ING Principal Protection Fund XIV			20-1420432

ING Real Estate Fund			43-1969240

ING SmallCap Opportunities Fund			04-2886856

ING SmallCap Value Choice Fund			20-2024826

ING SmallCap Value Fund			86-1048453

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Funds Trust	Statutory Trust	Delaware	N/A
ING Classic Money Market Fund			23-2978935
ING GNMA Income Fund			22-2013958
ING High Yield Bond Fund			23-2978938
ING Institutional Prime Money Market Fund			20-2990793
ING Intermediate Bond Fund			52-2125227
ING National Tax-Exempt Bond Fund			23-2978941

ING Investment Funds, Inc.	Corporation	Maryland	N/A
ING MagnaCap Fund			22-1891924

ING Investors Trust	Business Trust	Massachusetts	N/A
ING AllianceBernstein Mid Cap Growth Portfolio			51-0380290
ING American Funds Growth Portfolio			55-0839555
ING American Funds Growth-Income Portfolio			55-0839542
ING American Funds International Portfolio			55-0839952
ING Capital Guardian Small/Mid Cap Portfolio			13-3869101
ING Capital Guardian U.S. Equities Portfolio			23-3027332
ING Disciplined Small Cap Value Portfolio			20-4411788
ING Eagle Asset Capital Appreciation Portfolio			13-3793993
ING EquitiesPlus Portfolio			20-3606554
ING Evergreen Health Sciences Portfolio			20-0573913
ING Evergreen Omega Portfolio			20-0573935
ING FMRSM Diversified Mid Cap Portfolio			25-6725709
ING FMRSM Earnings Growth Portfolio			20-1794099
ING FMRSM Equity Income Portfolio			TBD
ING FMRSM Small Cap Equity Portfolio			20-3606533
ING Franklin Income Portfolio			20-4411383
ING Global Real Estate Portfolio			20-3602480
ING Global Resources Portfolio			95-6895627
ING Goldman Sachs TollkeeperSM Portfolio			23-3074142
ING International Portfolio			23-3074140
ING Janus Contrarian Portfolio			23-3054937
ING JPMorgan Emerging Markets Equity Portfolio			52-2059121
ING JPMorgan Small Cap Equity Portfolio			02-0558352
ING JPMorgan Value Opportunities Portfolio			20-1794128
ING Julius Baer Foreign Portfolio			02-0558388
ING Legg Mason Partners All Cap Portfolio			23-0326348
ING Legg Mason Value Portfolio			23-3054962
ING LifeStyle Aggressive Growth Portfolio			20-0573999
ING LifeStyle Growth Portfolio			20-0573986
ING LifeStyle Moderate Growth Portfolio			20-0573968
ING LifeStyle Moderate Portfolio			20-0573946

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Investors Trust (cont.)
ING Limited Maturity Bond Portfolio			95-6895624
ING Liquid Assets Portfolio			95-6891032
ING Lord Abbett Affiliated Portfolio			23-3027331
ING MarketPro Portfolio			20-2990523
ING MarketStyle Growth Portfolio			20-2990561
ING MarketStyle Moderate Growth Portfolio			20-2990595
ING MarketStyle Moderate Portfolio			20-2990628
ING Marsico Growth Portfolio			51-0380299
ING Marsico International Opportunities Portfolio			20-1794156
ING Mercury Large Cap Value Portfolio			02-0558367
ING Mercury Large Cap Growth Portfolio			02-0558346
ING MFS Mid Cap Growth Portfolio			51-0380288
ING MFS Total Return Portfolio			51-0380289
ING MFS Utilities Portfolio			20-2455961
ING Oppenheimer Main Street Portfolio®			51-0380300
ING PIMCO Core Bond Portfolio			51-0380301
ING PIMCO High Yield Portfolio			02-0558398
ING Pioneer Fund Portfolio			20-1487161
ING Pioneer Mid Cap Value Portfolio			20-1487187
ING Stock Index Portfolio			55-0839540
ING T. Rowe Price Capital Appreciation Portfolio			95-6895626
ING T. Rowe Price Equity Income Portfolio			95-6895630
ING Templeton Global Growth Portfolio			51-0377646
ING UBS U.S. Allocation Portfolio			23-3054961
ING Van Kampen Equity Growth Portfolio			02-0558376
ING Van Kampen Global Franchise Portfolio			02-0558382
ING Van Kampen Growth and Income Portfolio			13-3729210
ING Van Kampen Real Estate Portfolio			95-6895628
ING VP Index Plus International Equity Portfolio			20-2990679
ING Wells Fargo Mid Cap Disciplined Portfolio			13-6990661
ING Wells Fargo Small Cap Disciplined Portfolio			20-3602389

ING Mayflower Trust	Business Trust	Massachusetts	N/A
ING International Value Fund			06-1472910

ING Mutual Funds	Statutory Trust	Delaware	N/A
ING Diversified International Fund			20-3616995
ING Emerging Countries Fund			33-0635177
ING Emerging Markets Fixed Income Fund			20-3617319
ING Foreign Fund			72-1563685
ING Global Equity Dividend Fund			55-0839557
ING Global Real Estate Fund			86-1028620
ING Global Value Choice Fund			33-0552475

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Mutual Funds (cont.)
ING Greater China Fund			20-3617281
ING Index Plus International Equity Fund			20-3617246
ING International Capital Appreciation Fund			20-3617270
ING International Fund			22-3278095
ING International Real Estate Fund			20-3616901
ING International SmallCap Fund			33-0591838
ING International Value Choice Fund			20-2024764
ING Precious Metals Fund			13-2855309
ING Russia Fund			22-3430284

ING Partners, Inc.	Corporation	Maryland	N/A
ING American Century Large Company Value Portfolio			52-2354157
ING American Century Select Portfolio			52-2354143
ING American Century Small-Mid Cap Value Portfolio			45-0467862
ING Baron Asset Portfolio			20-3606461
ING Baron Small Cap Growth Portfolio			75-3023525
ING Columbia Small Cap Value II Portfolio			20-3606562
ING Davis Venture Value Portfolio			52-2354160
ING Fidelity® VIP Contrafund® Portfolio			20-1351800
ING Fidelity® VIP Equity Income Portfolio			20-1352142
ING Fidelity® VIP Growth Portfolio			20-1352125
ING Fidelity® VIP Mid Cap Portfolio			20-1352148
ING Fundamental Research Portfolio			52-2354152
ING Goldman Sachs® Capital Growth Portfolio			52-2354149
ING Goldman Sachs® Structured Equity Portfolio			51-0457737
ING JPMorgan Fleming International Portfolio			06-1496079
ING JPMorgan Mid Cap Value Portfolio			75-3023510
ING Legg Mason Partners Aggressive Growth Portfolio			06-1496052
ING Legg Mason Partners Large Cap Growth Portfolio			51-0457738
ING Lord Abbett U.S. Government Securities Portfolio			20-3606442
ING MFS Capital Opportunities Portfolio			06-1496058
ING Neuberger Berman Partners Portfolio			20-3606413
ING Neuberger Berman Regency Portfolio			20-3606426
ING OpCap Balanced Value Portfolio			52-2354147
ING Oppenheimer Global Portfolio			75-3023503
ING Oppenheimer Strategic Income Portfolio			20-1544721

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Partners, Inc. (cont.)
ING PIMCO Total Return Portfolio			75-3023517
ING Pioneer High Yield Portfolio			20-3606502
ING Solution 2015 Portfolio			20-2456044
ING Solution 2025 Portfolio			47-0951928
ING Solution 2035 Portfolio			20-2456104
ING Solution 2045 Portfolio			20-2456138
ING Solution Income Portfolio			20-2456008
ING T. Rowe Price Diversified Mid Cap Growth Portfolio			52-2354156
ING T. Rowe Price Growth Equity Portfolio			06-1496081
ING Templeton Foreign Equity Portfolio			20-3606522
ING UBS U.S. Large Cap Equity Portfolio			06-1496055
ING UBS U.S. Small Cap Growth Portfolio			20-3736472
ING Van Kampen Comstock Portfolio			75-3023521
ING Van Kampen Equity and Income Portfolio			52-2354153

ING Prime Rate Trust	Business Trust	Massachusetts	95-6874587

ING Senior Income Fund	Statutory Trust	Delaware	86-1011668

ING Variable Insurance Trust	Statutory Trust	Delaware	N/A
ING GET U.S. Core Portfolio – Series 1			43-2007006
ING GET U.S. Core Portfolio – Series 2			41-2107140
ING GET U.S. Core Portfolio – Series 3			32-0090501
ING GET U.S. Core Portfolio – Series 4			32-0090502
ING GET U.S. Core Portfolio – Series 5			32-0090504
ING GET U.S. Core Portfolio – Series 6			32-0090505
ING GET U.S. Core Portfolio – Series 7			83-0403223
ING GET U.S. Core Portfolio – Series 8			20-1420513
ING GET U.S. Core Portfolio – Series 9			20-1420578
ING GET U.S. Core Portfolio – Series 10			20-2936139
ING GET U.S. Core Portfolio – Series 11			20-2936166
ING GET U.S. Core Portfolio – Series 12			20-2936189
ING GET U.S. Core Portfolio – Series 13			TBD
ING GET U.S. Core Portfolio – Series 14			TBD
ING VP Global Equity Dividend Portfolio			25-6705433
ING Variable Products Trust	Business Trust	Massachusetts	N/A
ING VP Convertible Portfolio			86-1028318
ING VP Financial Services Portfolio			86-1028316
ING VP High Yield Bond Portfolio			06-6396995
ING VP International Value Portfolio			06-6453493

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Variable Products Trust (cont.)
ING VP LargeCap Growth Portfolio			86-1028309
ING VP MidCap Opportunities Portfolio			06-6493760
ING VP Real Estate Portfolio			20-0453833
ING VP SmallCap Opportunities Portfolio			06-6397002

ING VP Natural Resources Trust	Business Trust	Massachusetts	22-2932678

USLICO Series Fund	Business Trust	Massachusetts	N/A
The Asset Allocation Portfolio			54-1499147
The Bond Portfolio			54-1499901
The Money Market Portfolio			54-1499149
The Stock Portfolio			54-1499398